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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
AgriBioTech, Inc.:


We consent to the use of our reports related to the consolidated financial statements of AgriBioTech, Inc., the combined financial statements of Germain's, Inc. and W-L Research, Inc. and the consolidated financial statements of E.F. Burlingham & Sons incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.


                                         KPMG Peat Marwick LLP



Albuquerque, New Mexico
August 11, 1997